Exhibit 3.1(ii)

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:42 PM 04/19/2007
FILED 04:07 PM 04/19/2007
SRV 070455293 – 4337432 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: ORGANOVO, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is Fifteen Hundred (1,500) shares of common stock without a par value.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 19th day of April, 2007.

The Company Corporation, Incorporator
By:	/s/ Sparkle Harding
Name:	Sparkle Harding
Assistant Secretary

DE BC D-:CERTIFICATE OF INCORPORATION - SHORT SPECIMEN 09/00-1 (DESHORT)

State of Delaware Secretary of State Division of Corporations Delivered 06:43 PM 09/29/2011 FILED 06:37 PM 09/29/2011 SRV 111056741 – 4337432 FILE

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

ORGANOVO, INC.

A Delaware Corporation.

Organovo, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A. The name of this Corporation is Organovo, Inc.

B. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 19, 2007.

C. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of the Certificate of Incorporation amends and restates Article Fourth of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

“Immediately upon the filing hereof, each one (1) share of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into 362.282 shares of common stock, par value $0.0001 per share, of the Corporation (the “Forward-Split”). No fractional shares shall be issued and the post-Forward-Split number of shares represented by each stock certificate representing common stock outstanding prior to the Forward-Split shall be rounded down to the nearest whole number of shares. Other than as set forth in this paragraph, all numbers of shares, and all amounts stated on a per share basis, contained in this Certificate of Incorporation, as amended, are stated after giving effect to such Forward-Split and no further adjustment shall be made as a consequence of such Forward-Split.

The total number of shares of common stock that this Corporation is authorized to issue is 75,000,000 with a par value of $0.0001 per share.”

D. This Certificate of Amendment of the Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Organovo, Inc. has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by Keith Murphy, its President and Chief Executive Officer, this 29 day of September, 2011.

ORGANOVO, INC.
/s/ Keith Murphy
Keith Murphy
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 01:30 PM 08/16/2010 FILED 01:30 PM 08/16/2010 SRV 100833746 – 4337432 FILE

CERTIFICATE OF CORRECTION OF

ORGANOVO, INC.

Organovo, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. A Certificate of Incorporation (the “Certificate”) was filed with the Delaware Secretary of State on April 19, 2007 and the Certificate is an inaccurate record of the corporate action therein referred to, in that it incorrectly states the number of authorized shares of Common Stock as 1,500 shares without par value.

2. As permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware, Article FOURTH of the Certificate is hereby corrected to read in its entirety as follows:

The total number of shares of stock, which this corporation is authorized to issue, is One Hundred Thousand (100,000) shares of common stock having a par value of $0.0001 per share.

IN WITNESS WHEREOF, Organovo, Inc. has caused this Certificate of Correction to be signed by Keith Murphy, a duly authorized officer of the Corporation, on July 29, 2010.

/s/ Keith Murphy
Keith Murphy
President and CEO

State of Delaware Secretary of State Division of Corporations Delivered 06:43 PM 09/29/2011 FILED 06:37 PM 09/29/2011 SRV 111056741 – 4337432 FILE

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

ORGANOVO, INC.

A Delaware Corporation.

Organovo, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A. The name of this Corporation is Organovo, Inc.

B. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 19, 2007.

C. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of the Certificate of Incorporation amends and restates Article Fourth of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

“Immediately upon the filing hereof, each one (1) share of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into 362.282 shares of common stock, par value $0.0001 per share, of the Corporation (the “Forward-Split”). No fractional shares shall be issued and the post-Forward-Split number of shares represented by each stock certificate representing common stock outstanding prior to the Forward-Split shall be rounded down to the nearest whole number of shares. Other than as set forth in this paragraph, all numbers of shares, and all amounts stated on a per share basis, contained in this Certificate of Incorporation, as amended, are stated after giving effect to such Forward-Split and no further adjustment shall be made as a consequence of such Forward-Split.

The total number of shares of common stock that this Corporation is authorized to issue is 75,000,000 with a par value of $0.0001 per share.”

D. This Certificate of Amendment of the Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Organovo, Inc. has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by Keith Murphy, its President and Chief Executive Officer, this 29 day of September, 2011.

ORGANOVO, INC.
/s/ Keith Murphy
Keith Murphy
President and Chief Executive Officer